United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 18, 2005
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization) 9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	N/A (IRS Employer Identification Number) c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA
(Addresses of Principal Executive Offices)
310.604.3311
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Amendment to 2004 Long-Term Incentive Plan
Amendment to 2004 Non-Employee Directors Share Incentive Plan
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit 10.1
Exhibit 10.2
UTi Worldwide Inc.
Current Report on Form 8-K
Item 1.01. Entry into a Material Definitive Agreement.
Fiscal Year 2006 Performance Targets under the Amended and Restated Senior Leadership Team Annual Cash Bonus Plan
On September 18, 2005, the Compensation Committee of the Board of Directors of UTi Worldwide Inc. (the Company) approved performance targets for the year ending January 31, 2006, which we refer to as fiscal year 2006, for the Company’s executive officers and select key employees under the UTi Worldwide Inc. Amended and Restated Senior Leadership Team Annual Cash Bonus Plan (the “SLT Plan”). As previously reported, the SLT Plan was adopted by the Board of Directors of the Company and was filed as an exhibit to the Company’s Form 10-Q filed with the Securities and Exchange Commission on December 8, 2004. The SLT Plan is designed to increase shareholder value through the effective use of cash awards. The SLT Plan serves as a vehicle for retaining and sustaining exceptional performance of key members of the Company’s senior leadership team and is an important component of the Company’s overall competitive compensation package. The executive officers (Roger I. MacFarlane, Matthys J. Wessels, Alan C. Draper, John S. Hextall, Lawrence R. Samuels, Gene Ochi, Linda C. Bennett and Michael K. O’Toole) and select key employees of the Company are entitled to receive cash bonus awards for fiscal year 2006 under the SLT Plan.
At the end of each annual performance period, the Compensation Committee reviews the results of the Company and the performance of each participant in order to determine the actual award to be paid. Specific performance targets approved by the Compensation Committee for fiscal year 2006 include: (i) the development, implementation and leading of long-term strategic initiatives, including, in certain instances, supporting the NextLeap strategy and implementing local strategies that ensure achievement of local, regional and enterprise targets and strategies for vertical markets; (ii) the achievement of regional and other financial targets, including, in some cases, meeting gross revenue, net revenue, free cash flow, earnings per share and operating income targets; (iii) ensuring operational excellence within and across the Company’s core services, including, but not limited to, developing information technology support of contract logistics and development of a global operations team; (iv) providing leadership and creating an environment that fosters passion, teamwork and agility within the organization, including, in certain cases, developing management succession plans, enhancing management capabilities and identifying leaders within the organization; (v) building and sustaining long-term customer relationships, including, for certain executives, supporting local, regional and global sales and strengthening relationships with selected key customer accounts; and (vi) leading and supporting enterprise initiatives, including, in some cases, ensuring the success of enterprise initiatives by providing leadership and support within the region to enterprise projects. Individual performance targets vary in detail and subject matter and the Compensation Committee retains the sole and absolute discretion to determine any bonuses paid pursuant to the SLT Plan. Pursuant to the terms of the SLT Plan, the payment of an award under the SLT Plan to a participant with respect to a performance period is conditioned upon the participant’s employment on a full time basis by the Company through the bonus payment date.

Amendment to 2004 Long-Term Incentive Plan
On September 19, 2005, the Board of Directors (the Board) of the Company approved an amendment to the Company’s 2004 Long-Term Incentive Plan (the LTIP) to revise the definition of a “Change of Control” as used therein. As amended, the definition provides that a “Change of Control” shall be deemed to have occurred if (i) a sale, transfer or other disposition of all or substantially all of the Company’s assets and properties is closed or consummated; (ii) if any person, entity or group (other than the Company or any majority-owned subsidiary of the Company) is or becomes the beneficial owner of 50% or more of the Company’s outstanding voting securities, with certain exceptions, (iii) individuals who, at the beginning of any two-year period during the term of the LTIP, constitute the Board cease to constitute at least a majority thereof, with certain exceptions or (iv) the Company is dissolved or liquidated or certain mergers, reorganizations, or consolidations involving the Company are closed or consummated, with certain exceptions.
The above description of the amendment to the LTIP is qualified in its entirety by reference to the terms of the amended LTIP attached hereto as Exhibit 10.1 and incorporated herein.
Amendment to 2004 Non-Employee Directors Share Incentive Plan
In connection with the amendment to the LTIP, on September 19, 2005, the Board approved an amendment to the Company’s 2004 Non-Employee Directors Share Incentive Plan (the Directors Plan) to update the definition of a “Change of Control” as used in the Directors Plan. As revised, the amended definition in the Directors Plan conforms to the definition of the term set forth in the LTIP, as amended.
The above description of the amendment to the Directors Plan is qualified in its entirety by reference to the terms of the amended Directors Plan attached hereto as Exhibit 10.2 and incorporated herein.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	2004 Long-Term Incentive Plan, as amended

10.2	2004 Non-Employee Directors Share Incentive Plan, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: September 21, 2005	By:	/s/ Roger I. MacFarlane
Roger I. MacFarlane
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit
Number	Description

10.1	2004 Long-Term Incentive Plan, as amended

10.2	2004 Non-Employee Directors Share Incentive Plan, as amended